Consent of Independent Registered Public Accounting Firm

We consent to the inclusion, in this Registration Statement (No. 333-182417) on Form N-1A of Anfield Universal Fixed Income ETF, a series of the Two Roads Shared Trust, of the financial highlights for the fiscal years ended July 31, 2021, 2020 and for the period ended July 31, 2019, which appear in the Annual Report on Form N-CSR for the year ended July 31, 2021 which was audited by RSM US LLP. We issued our opinion on the July 31, 2021 financial statements on September 29, 2021.

/s/ RSM US LLP

Denver, Colorado

November 28, 2022